                                                                     EXHIBIT 5.1
                        OPPENHEIMER WOLFF & DONNELLY LLP
                            500 NEWPORT CENTER DRIVE
                                    SUITE 700
                             NEWPORT BEACH, CA 92660
                                 (714) 719-6000

                               September 30, 1998

Radiant Technology Corporation
1335 South Acacia
Fullerton, CA  92831

        Re:    REGISTRATION STATEMENT ON FORM S-8
               ----------------------------------

Gentlemen:

        As counsel for Radiant Technology Corporation, a California corporation (the "Company"), we have examined its Articles of Incorporation, as amended, Bylaws and such other corporate records, documents and proceedings, and such questions of law as we have deemed relevant for the purpose of this opinion. We have also, as such counsel, examined the Registration Statement on Form S-8 of the Company as filed with the Securities and Exchange Commission, covering the registration under the Securities Act of 1933, as amended, of a total of 1,000,000 shares of no par value common stock ("Common Stock"), including the exhibits and form of Prospectus (the "Prospectus") pertaining thereto, and any amendments thereto (collectively, the "Registration Statement").

        Upon the basis of such examination, we are of the opinion that:

        1. The Company is a corporation duly authorized and validly existing in good standing under the laws of the State of California, with all requisite power to conduct the business described in the Registration Statement.

        2. The Company has an authorized capitalization as set forth in Part II,
Item 3 of the Registration Statement.

        3. The shares of the Company's Common Stock registered pursuant to the Registration Statement have been duly and validly authorized and, subject to the payment therefor pursuant to the terms contemplated in the final Prospectus, such shares of Common Stock will be duly and validly issued as fully paid and non-assessable securities of the Company.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/ OPPENHEIMER WOLFF & DONNELLY LLP